Exhibit 99.1

Bion Issues Update and Outlook

November 18, 2024. Billings, Montana. Bion Environmental Technologies, Inc. (OTC QB: BNET), a leader in advanced livestock/organic waste treatment technology and sustainable livestock production, issued an Update and Outlook.

The full update can be found on Bion’s website at Bion Update and Outlook.

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Bion Environmental Technologies’ patented Ammonia Recovery System produces organic and low-carbon nitrogen fertilizer products and clean water from animal manure waste and other organic waste streams. It supports sustainable livestock production that will minimize environmental impacts from CAFO/ livestock waste. Bion is focused on providing ammonia control and resource recovery for a state-of-the-art indoor cattle feeding operation in Montana and providing solutions in the fast-growing renewable natural gas and clean fuels industry. See Bion’s website at https://bionenviro.com.

This material (and the material it links to) include forward-looking statements based on management's current reasonable business expectations. In this document, the words ‘will’, ‘think’, ‘believe’, ‘anticipate(s)’ and similar expressions identify certain forward-looking statements. It should be noted it is difficult to accurately predict the startup and optimization of a first-of-its-kind advanced waste treatment technology platform. The timelines discussed are estimates only. These statements are made in reliance on the Private Securities Litigation Reform Act, Section 27A of the Securities act of 1933, as amended. There are numerous risks and uncertainties that could result in actual results differing materially from expected outcomes.

Contact Information:

Craig Scott, CEO

cscott@bionenviro.com

(406) 281-8178 (direct)